Exhibit 10.9

Amended and Restated Equity Pledge Agreement

This AMENDED AND RESTATED EQUITY PLEDGE AGREEMENT (this “Agreement”) is entered into in Beijing, People’s Republic of China (the “PRC”), on August 6th, 2014 by and between the following Parties:

Party A: Beijing Wowo Shijie Information Technology Co., Ltd.

Address: Room 107, First Floor, South side of No.27 building, Zaoying Beili, Chaoyang District, Beijing.

Party B: Maodong Xu

Residence: People’s Republic of China

Party C: Beijing Wowo Shiji E-Commerce Co., Ltd.

Address: Room 3003, Third Floor, No.18, Shang Di Xinxi Road, Haidian District, Beijing.

Party D: Beijing Kai Yi Shi Dai Network Technology Co., Ltd.

Address: Room 1808-183, 18th Floor, Information Tower, No.13 Linyin North Street, Pinggu District, Beijing,

(In this Agreement, Party A is referred to as the “Pledgee”. Party B and Party C are called collectively or individually as the “Pledgor”, and Party D is referred to “the Company”. All the above parties are hereinafter referred to individually as a “Party” and collectively as the “Parties”)

Whereas,

(1)  Beijing Kai Yi Shi Dai Web Technology Co., Ltd. (“the Company”) is a limited liability company duly incorporated and validly existing under the PRC laws. The Pledgor holds whole equity interests of the company, of which Party B holds 60% equity interests and Party C holds 40% equity interests.

(2)   The Pledgee is a wholly foreign owned company duly incorporated and existing under the laws of the PRC.

(3)   The Pledgee and the Company entered into an Amended and Restated Exclusive Consulting and Service Agreement on August 6th, 2014.

(4)    The Pledgor, the company, and the Pledgee entered into an Amended and

Restated Exclusive Call Option Agreement on August 6th, 2014 (“Call Option Agreement”).  In addition, the Pledgor provides Power of Attorney to the Pledgee on August 6th, 2014 (“Power of Attorney”, together with the “Exclusive Consulting and Service Agreement” and “Exclusive Call Option Agreement” are collectively referred as “the Master Agreement”)

(5)  In order to make sure the performance of all the obligations by the company and the Pledgors under the Master Agreement, the Pledgor hereby pledges all the equity interests held by them in the Company as the guaranty for his and the Company’s performance of obligations under the Master Agreement.

(6)   The Pledgee and the Pledgor entered into an “equity pledge agreement” (“the original equity pledge agreement”) on April 18th 2012.The Parties agree to restate and amend the terms and conditions of the Original Equity Pledge Agreement, to supersede the Original Equity Pledge Agreement.

NOW, THEREFORE, the Parties, through amicable negotiation hereby agree to the following:

1.  Definition

Unless otherwise specified herein, the following words shall have the meanings as follows:

1.1 “Pledge Right” shall mean the full content of Article 2 hereunder.

1.2 “Equity Interests” shall mean the shares in the company held by the Pledgors. In order to avoid any misunderstanding, the Shares hereof refer to all of the shares in the company held by the Pledgors at any time, to wit, after the date hereof if there is any increase or other changes with respect to the shares in the company held by the Pledgors, such shares after increased or changed shall be deemed to be the Shares in Pledge under this Agreement.

1.3 “Term of Pledge” shall mean the period provided under Article 3.2 hereunder.

1.4 “Event of Default” shall mean any event in accordance with Article 7 hereunder.

1.5 “Notice of Default” shall mean the notice of default issued by the Pledgee in accordance with this Agreement.

1.6 “Option” shall mean the option granted by the Pledgors to the Pledgee in the Call Option Agreement in favor of the Pledgee to purchase the Shares exclusively.

1.7 “PRC” shall mean the People’s Republic of China.

1.8 “Secured Indebtedness” shall mean all direct, indirect, consequential losses, and loss of projectable benefits as may be suffered by the Pledgee as a result of any Event of Default (as defined below) of the Pledgor and Party D, of which the basis for the amount of such losses includes without limitation reasonable business plans and profit forecasts of the Pledgee, any and all the principals, interest, service fees or other fees that the Pledgee is entitled to receive under the Master Agreement (including but not limited to the service fees, liquidated damages and compensations).

1.9 Except as otherwise stated in the context herein, all references herein to this Agreement or any other agreements or documents shall be interpreted as to refer to the amendments, changes, replacements or supplements already made or to be made from time to time, to or of this Agreement or, as the case may be, such other agreements or documents.

2. Pledge Right

2.1                               The Pledgors assign, convey to the Pledgee, for its benefit, a pledge over and security interest in all of their respective shares in the company to secure all and any Secured Indebtedness.

2.2                               In order to avoid any misunderstanding, despite of the disappearance of party of the Secured Indebtedness, the Pledgors assign, convey to the Pledgee, for its benefit, a pledge over and security interest in all of their respective Shares in the company as a security of the remaining part of the Secured Indebtedness in accordance with the provisions of this Agreement.

2.3                               Within the effective period of this Agreement, in case that the Pledgee exercise the Option and therefore obtains all or part of the Shares, the relative Pledge over that part of Share disappear in proportion as of the execution date of the Shares transfer and the Shares pledged by the Pledgors reduce in the same proportion. The Pledgee and the Pledgors shall effect the registration, or changing registration or record, as set forth in Article 4.2 hereunder, with the competent administration for industry and commerce.

2.4                               The Pledge under this Agreement refers to the preferential rights enjoyed by the Pledgee in receiving proceeds from auction or sale of the Shares pledged by the Pledgors to the Pledgee

3. Term of Pledge

3.1 The effectiveness of this Agreement

This Agreement takes effect as of the date when it is signed by the Parties. Upon its effectiveness, the Agreement shall supersede the prior “Equity Pledge Agreement “ that the Parties have signed.

3.2 The term of Pledge

The Pledge Right hereunder shall be set up from the date as of registration of Pledge with administration for industry and commerce. The term of this Agreement shall end upon the full performance of the contractual obligations or the full discharge of the Secured Liabilities.

4. Possession of Pledge Certificates

4.1  During the term of Pledge under this Agreement, the Pledgors shall deliver the physical possession of the certificate of capital contribution and the name list of shareholders of the company to the Pledgee within one (1) week as of the date of execution of this Agreement.

4.2  The Pledgors and the Pledgee hereby agree to effect the registration or record of Pledge herein with the competent administration for industry and commerce at the earliest practicable date (in any event not later than twenty (20) days as of the date hereof). After the completion of such Pledge registration, in case of the changes with respect to the Shares respectively held by the Pledgors resulting from any changes to the registered capital or share structure of the company, the Pledgors and the Pledgee shall effect the alteration registration or record of Pledge with the competent administration for industry and commerce within twenty  (20)  days  after  the  completion  of  the  registration  of  the abovementioned Shares changes.

4.3  The Pledgee is entitled to collect dividends and other distributions (in cash or non-cash) of the Shares during the Term of Pledge.

5. Representations and Warranties of the Parties

5.1          The Pledgee and the Pledgors severally represent and warrant to each other that:

5.1.1 It has the full power and authority to enter into this Agreement;

5.1.2 Its signing of this Agreement or fulfilling of any of its obligations hereunder does not violate any laws, regulations and contracts to which it is bound, or require any government authorization or approval (except for the registration of the Pledge Right);

5.1.3 There is no lawsuit, arbitration or other legal or government procedures pending which, based on its knowledge, shall materially and adversely affect this Agreement and the performance thereof;

5.1.4 It has disclosed to other Parties all documents issued by any government department that might cause a material adverse effect on the performance of its obligations under this Agreement.

5.2                   The Pledgors especially represent and warrant to the Pledgee that:

5.2.1       The Pledgors are the legal owners of the Shares. The Pledgors do not pledge or encumber the Shares to any other person except for the Pledgee.

5.2.2       The Pledgee shall not be interfered by any other party at any time once the Pledgee obtains the right to exercise the rights of the Pledge in accordance with this Agreement.

5.2.3       The Pledgee shall be entitled to dispose of and transfer or assign the Pledge in accordance with this Agreement.

5.2.4       The Pledgor shall not transfer the Pledged Equity Interests without the written consent of the Pledgee.

6. Undertakings by the Pledgor and the Company

6.1                   The Pledgors separately and jointly covenant and undertake to the Pledgee that:

6.1.1       During the effective term of this Agreement, the Pledgors promise to the Pledgee for the benefit of the Pledgee that the Pledgors shall:

(1)            not transfer or assign the Shares, create or permit to create any pledges which  may  have  an  adverse  effect  on  the  rights  or benefits of the Pledgee without prior written consent from the Pledgee except for the share transfer caused by the execution of the Option by the Pledgee;

(2)            comply with the provisions of all the laws and regulations relating to t he pledge of rights, and shall, within five (5) days upon receipt of any notice, order, issued recommendation or promulgated by relevant competent authorities regarding the Pledge, present such notice, order or recommendation to the Pledgee, and concurrently comply with the such notice, order or recommendation, or object thereto upon the reasonable request or consent of the Pledgee;

(3)            notify the Pledgee in a timely manner of any events or any received notices which may affect the Shares or any part of their rights, and any events or any received notices which may change the Pledgors’ any covenant and obligations under this Agreement or which may affect the Pledgors’ performance of their obligations under this Agreement.

6.1.2 The Pledgors agree that the right of exercising the Pledge obtained by the Pledgee shall not be suspended or hampered through legal procedure by the Pledgors or any successors of the Pledgors or any person authorized by the Pledgors or any other person.

6.1.3 Where an exercise by the Pledgee of the Pledge in accordance with Article 8 hereof leads to a share transfer, the Pledgors hereby undertake  separately and/or jointly that they waive the priority purchase right they enjoy with respect to the Shares transferred.

6.1.4 The Pledgors warrant to the Pledgee that in order to protect or perfect the security over the payment of the Loan, the Pledgors execute in good faith and cause other parties who have interests in the Pledge to execute all the title certificates, contracts, and or perform and cause other  parties  who  have  interests  to  take  action  as  required  by  the Pledgee  and  make  access  to  exercise  the  rights  and  authorization vested in the Pledgee under the Master Agreement, and execute all the documents with respect to the changes of certificate of equity interests with the Pledgee or the person designed by the Pledgee, and provide all the notices, orders and decisions regarded as necessary by the Pledgee with the Pledgee within a reasonable time period.

6.1.5 Any distribution received by the Pledgors as shareholders of the Company would have to be fully remitted to the Pledgee immediately.

6.1.6 The Pledgors covenant to the Pledgee that the Pledgors will comply with and perform all the guarantees, covenants, agreements, representations and conditions for the benefits of the Pledgee. If the Pledgors do not perform or do not fully perform its guarantees, covenants, agreements,  representations and conditions, the Pledgors shall compensate all the losses therefore suffered by the Pledgee.

6.1.7 The Pledgors warrant to the Pledgee that the Pledgors will bear joint and several guarantee liabilities for the obligations thereof under this Agreement.

7. Event of Default and Liabilities for Breach of Contract

7.1 Each of the following circumstances shall constitute an Event of Default:

7.1.1 Either the Pledgor or the Company breaches any of their obligations and liabilities under the Master Agreement;

7.1.2 The Pledgors make any material misleading or fraudulent representations or warranties under Article 5 herein, and/or the Pledgors are in violation of any warranties under Article 5 herein;

7.1.3 The Pledgors violate the covenants under Article 6 herein;

7.1.4 The Pledgors violate any terms and conditions herein;

7.1.5 The Pledgors’ any external loan, security, compensation, covenants or any other compensation liabilities (1) are required to be repaid or performed prior to the scheduled due date; or (2) are due but cannot be repaid or performed as scheduled and thereby cause the Pledgee to deem that the Pledgors’ capacity to perform the obligations herein has been impacted;

7.1.6 The company fails to repay general debts or other liabilities;

7.1.7 This Agreement becomes illegal or the Pledgor is unable to continue to perform his obligations under this Agreement as a result of any reason except for the Force Majeure Event;

7.1.8 The Pledgor, Successor of the Pledgor or the Company can only perform part of, or refuses to perform, its obligations under this Agreement;

7.1.9 This Agreement is deemed to be illegal with the promulgation of related laws, or the Pledgor is unable to continue to perform his obligations hereunder;

7.1.10 any approval, permits, licenses or authorization from the competent authority of the government needed to perform this Agreement or validate this Agreement are withdrawn, suspended, invalidated or materially amended;

7.1.11 the properties of the Pledgors are adversely changed and cause the Pledgee to deem that the capability of the Pledgors of performing the obligations herein has been impacted;

7.1.12 The Pledgors default for the reason of violation of the obligations of act or omission under other terms herein;

7.1.13 The Pledgors forgo the Shares or transfer or assign the Shares without prior written consent of the Pledgee, except as provided in the Exclusive Call Option Agreement; or

7.1.14 Other circumstances whereby the Pledgors are incapable of exercising the right to dispose of the Pledge in accordance with the related laws.

7.2 The Pledgors shall give written notice to the Pledgee if the Pledgors are aware of or find that any event under Article 7.1 herein or any events that may result in the foregoing events have happened.

7.3 Unless that the Event of Default specified in Article 7.1 has been resolved to the satisfaction of the Pledgee, the Pledgee is entitled to serve a Notice of Default to the Pledgor immediately following or any time after the occurrence of the Event of Default. This Notice will require the Pledgor and the Company to immediately perform its obligations under the Master Agreement or dispose of the Pledge Right in accordance with Article 8 hereof.

8. Exercise of the Pledge

8.1 In the event of occurrence of the Event of Default described in Article 8, the Pledgee shall give a Notice of Default to the Pledgor when exercising the Pledge Right.

8.2 Subject to Article 7.3, the Pledgee may exercise the right to dispose of the right of Pledge at any time when the Pledgee give notice of default in accordance with Article 7.3 or thereafter.

8.3 The Pledgee has the right to sell in accordance with legal procedure or dispose of in other ways legally allowed the Pledged Equity Interests hereunder. In addition, the Pledgee has the priority to receive the proceedings arising from selling at a discount, auction of, or selling off the equity interests pledged by the Pledgor to the Pledgee.

8.4 The Pledgors shall not hinder the Pledgee from disposing of the Pledge in accordance with this Agreement and shall give necessary assistance so that the Pledgee can realize the Pledge.

9.  Transfer of Agreement

9.1 The Pledgors shall not donate or transfer his rights and obligations herein without prior written consent from the Pledgee. In the event of the Pledgor died, the Pledgor agrees to transfer its rights and obligations hereunder to assignees designated by the Pledgee.

9.2. This Agreement shall be effective and binding upon the successors of each of the Pledgors and the Pledgee and the assigns as designated by the Pledgee.

9.3 The Pledgee may transfer or assign all or any of his rights and obligations under the Master Agreement to any person (individual or legal entity) designated by him at any time. In this case, the assignee shall enjoy and undertake all rights and obligations herein of the Pledgee as if the assignee is a party hereto. Where the Pledgee transfers or assigns the rights and obligations under the Master Agreement, the Pledgors shall execute the relevant agreements and/or documents with respect to such transfer or assignment upon the request of the Pledgee.

9.4 With the change of pledgee due to the transfer, all the parties to the new pledge shall enter into a new pledge contract, which shall be substantially same to this Agreement in the content and to the satisfaction of the Pledgee.

10. Termination and Severability

10.1 This Agreement shall not be terminated until the full execution of the Option by the Pledgee and thereafter the Pledgee shall revoke or terminate this Agreement within the earliest reasonably possible time period.

10.2 If any of the terms of this Agreement is declared invalid, illegal or unenforceable in accordance with any applicable laws or regulations, the validity and enforceability of the other terms hereof shall nevertheless remain unaffected.

11. Costs and Other Expenses

All actual expenses related to the creation of the Equity Pledge under this Agreement, including but not limited to the taxes and all fees shall be assumed by the Parties respectively.

12.  Force Majeure

12.1 The event of force majeure refers to any event that the Pledgors and the Pledgee cannot reasonably foresee at the time of conclusion of this Agreement, and the consequences of which are neither avoidable nor conquerable, including without limitation, any action or inaction by the government or the armed forces, natural phenomena, earthquake, fire, water flood, riot or war. However, lack of financing and funds shall not be seen as events that cannot be controlled by either party.

12.2 In the event that the performance of this Agreement is delayed or interrupted due to the said Force Majeure Event, the affected Party shall be excused from any liability to the extent of the delayed or interrupted performance. The affected Party which intends to seek exemption from its obligations of performance under this Agreement or any provision of this Agreement shall inform the other Party of such a Force

Majeure Event in ten (10) days from the event taking place and the measures it needs to take in order to complete its performance.

13. Governing law and Dispute Resolution

13.1 The formation, validity, performance and interpretation of this Agreement and the disputes resolution under this Agreement shall be governed by the PRC laws.

13.2 The Parties shall strive to settle any dispute arising from or in connection with this Agreement through amicable consultation.  In case no settlement can be reached through consultation within thirty (30) days after the request for consultation is made by any Party, any Party can submit such matter to China International Economic and Trade Arbitration Commission for arbitration in accordance with its then effective rules. The arbitration shall take place in Beijing. The language of arbitration shall be in Chinese. The arbitration award shall be final and binding upon all the Parties.

14. Notices

14.1 Unless otherwise designated in advance by the other party, any notices of other correspondences among the Parties in connection with the performance of this Agreement shall be delivered in person, by express mail, e-mail, facsimile or registered mail to the following correspondence addresses and fax numbers:

If to the Pledgee: Beijing Wowo Shijie Information Technology Co., Ltd.

Address: Room 107, First Floor, South side of No.27 building, Zaoying Beili, Chaoyang District, Beijing.

ZIP code: 100101

Contact person: Maodong Xu

If to the Pledgor: Maodong Xu

If to the Company: Beijing Kai Yi Shi Dai Network Technology Co., Ltd.

Address: Room 1808-183, 18th Floor, Information Tower, No.13 Linyin North Street, Pinggu District, Beijing,

ZIP code: 101299

Contact person: Tiezheng Liu

14.2                        Notices and correspondences shall be deemed to have been effectively delivered:

14.2.1              at the exact time displayed in the corresponding transmission record, if delivered by facsimile, unless such facsimile is sent after 5:00 pm or on a non-business day in the place where it is received, in which case the date of receipt shall be deemed to be the following business day;

14.2.2              on the date that the receiving party signs for the document, if delivered in person (including express mail);

14.2.3              on the fifteenth (15th) day after the date shown on the registered mail receipt, if sent by registered mail;

14.2.4              on the successful printing by the sender of a transmission report evidencing the delivery of the relevant e-mail, if sent by e-mail.

15. Confidentiality

15.1 Either party shall be obliged to keep in strict confidence the commercial secrets and proprietary information of the other Party acquired during the performance of this Agreement, the Customer Information jointly owned by both Parties and any unpublished information of the other Party (collectively, the “Confidential Information”), except for information: (a) is obtained legally by the receiving party before the disclosing party has disclosed it which has written proof; (b) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (c) is obtained by receiving party from the third party who has not obliged to keep in confidence.

15.2 If any party requires disclose the materials regarding the transaction contemplated hereunder to its legal counsels or financial advisors, these parties shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the staff members or agencies hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement.

15.3 Notwithstanding any other provisions herein, the validity of this Article shall survive the suspension or termination of this Agreement.

16. Miscellaneous

16.1 This Agreement and any amendments, modification, supplements, additions or changes hereto shall be in writing and come into effect upon being executed and sealed by parties hereto.

16.2 This Agreement shall be made in Chinese with an English translation. In the event of any discrepancy between the two versions, the Chinese version shall prevail. This Agreement is made in 6 originals, including one (1) original copy to be held by Pledgee, two (2) by Pledgors, one (1) to be submitted to the company. Other originals of this Agreement shall be used in relation to conducting necessary registration procedures.

(Remainder of this page intentionally left blank.)

IN WITNESS HEREOF, the Parties have caused this Amended and Restated Equity Pledge Agreement to be executed on the date and at the place first above written.

Party A: Beijing Wowo Shijie Information Technology Co., Ltd.(Seal)
Authorized Representative (Signature):	/s/ Maodong Xu

Party B: Maodong Xu
Signature:	/s/ Maodong Xu

Party C: Beijing Wowo Shiji E-Commerce Co., Ltd.
Authorized Representative (Signature):	/s/ Hua Zhou

Party D: Beijing Kai Yi Shi Dai Network Technology Co., Ltd. (Seal)
Authorized Representative (Signature):	/s/ Hua Zhou

Schedule 1:

Register of Shareholders of Beijing Kai Yi Shi Dai Network Technology Co., Ltd.

Schedule 2:

Beijing Kai Yi Shi Dai Network Technology Co., Ltd.

Capital Contribution Certificate

(No.: 001)

Beijing Kai Yi Shi Dai Network Technology Co., Ltd.

Capital Contribution Certificate

(No.: 002)